Exhibit 99.1

For Immediate Release

Contact:   Willing L. Biddle, CEO or
                   John T. Hayes, CFO
                   Urstadt Biddle Properties Inc.
                   (203) 863-8200

Urstadt Biddle Properties Inc. Reports Third Quarter Operating Results For Fiscal 2017

Greenwich, Connecticut, September 8, 2017 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the three and nine month periods ended July 31, 2017.

Net income applicable to Class A Common and Common stockholders for the third quarter of fiscal 2017 was $6,061,000 or $0.16     per diluted Class A Common share and $0.14 per diluted Common share, compared to $5,040,000 or $0.15 per diluted Class A Common share and $0.13 per diluted Common share in last year's third quarter.  Net income attributable to Class A Common and Common stockholders for the first nine months of fiscal 2017 was $33,574,000 or $0.90 per diluted Class A Common share and $0.79 per diluted Common share, compared to $12,686,000 or $0.37 per diluted Class A Common share and $0.33 per diluted Common share in the first nine months of fiscal 2016.  Net income in the three months ended July 31, 2017 includes a loss on sale of properties of $688,000 and net income for the nine months ended July 31, 2017 includes a net gain on sale of properties in the amount of $18.8 million.

Funds from operations ("FFO") for the third quarter of fiscal 2017 was $13,815,000 or $0.37 per diluted Class A Common share and $0.33 per diluted Common share, compared with $10,844,000 or $0.31 per diluted Class A Common share and $0.28 per diluted Common share in last year's third quarter.  For the first nine months of fiscal 2017, FFO amounted to $35,384,000 or $0.94 per diluted Class A Common share and $0.84 per diluted Common share, compared to $30,272,000 or $0.89 per diluted Class A Common share and $0.78 per diluted Common share in the corresponding period of fiscal 2016.

Both FFO and net income for the three and nine months ended July 31, 2017, included lease termination income of $2.1 million relating to terminating the only lease at our Fairfield, CT property acquired in March of fiscal 2017.

At July 31, 2017, the company's consolidated properties were 93.4% leased (versus 93.3% at the end of fiscal 2016) and 91.6% occupied (versus 92.8% at the end of fiscal 2016).

Both the percentage of property leased and the percentage of property occupied referenced in the preceding paragraph exclude the company's unconsolidated joint ventures.  At July 31, 2017, the company had equity interests in seven unconsolidated joint ventures (751,000 square feet), which were 98.3% leased (versus 98.4% at the end of fiscal 2016).

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of Urstadt Biddle Properties Inc., said "We had another strong quarter with an FFO increase for the third quarter of 27.4% on a dollar value basis and 16.9% on a Class A Common per share basis over fiscal 2016's third quarter.  A portion of this increase was driven by a year over year increase in rental income and the company reaching agreement to terminate the only tenant lease in one of our Fairfield, CT properties, for which the company recorded $2.1 million in income in the third quarter.  We terminated this lease so we could sell the property, which we accomplished at the very end of the quarter.  We had purchased this property in March 2017 from the same owner who contributed the three properties in our UB High Ridge, LLC DownReit.  Overall, when coupled with the lease termination, this was a successful and profitable transaction for the company.  In addition, the acquisitions we made in the last half of 2016 and first half of 2017 are starting to bolster our operating results.  In July 2017, we purchased a shopping center in Waldwick, NJ.  Waldwick Plaza is a 26,500 square foot shopping center, whose tenants include a U.S. Post Office, Supercuts, Verizon, Massage Envy, and The Little Gym, a liquor store, dry cleaner, nail salon and Italian restaurant.  Waldwick is a solid neighborhood property at a great location in a great community that is leased to relatively internet-resistant tenants and is just down the street from another property we own.  Also in July, we were able to refinance our largest mortgage, which is secured by our largest shopping center, Ridgeway, located in Stamford, CT.  We increased the principal of the mortgage from $43.7 million to $50 million and lowered the interest rate from 5.52% to 3.398%, which will reduce annual interest expense by $927,000 per annum."

Mr. Biddle continued……"In August 2017, we were able to acquire another quality property by purchasing an equity interest in a new entity that owns the Washington Commons Shopping Center located in Dumont, NJ.  Washington Commons is a 74,000 square foot, grocery-anchored mixed-use property consisting of two buildings.  One building is a free-standing 44,300 square foot Stop & Shop and adjacent strip of stores.  The second building is a three-story retail and multi-family building occupied by Valley Medical Group, Great Clips, Pet Valu, Blimpie and 26 residential apartments.  The property is currently 100% leased.  All retail tenants, except for Great Clips, have been in occupancy since 1997 and the grocery store is one of Stop & Shop's best performing stores in New Jersey."

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 81 properties containing approximately 5.1 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 190 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 23 consecutive years.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

 (Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Nine Months and Three Months Ended July 31, 2017 and 2016 results (Unaudited)
 (in thousands, except per share data)

	Nine Months Ended		Three Months Ended
	July 31,		July 31,
	2017	2016	2017	2016

Revenues
Base rents	$64,863	$63,175	$22,074	$21,605
Recoveries from tenants	20,979	18,743	6,753	5,878
Lease termination income	2,431	380	2,148	48
Other income	2,558	2,595	899	745
Total Revenues	90,831	84,893	31,874	28,276

Operating Expenses
Property operating	14,635	13,770	3,989	4,030
Property taxes	14,474	13,740	4,891	4,592
Depreciation and amortization	19,442	16,802	6,678	5,455
General and administrative	6,893	7,140	2,226	2,387
Provision for tenant credit losses	429	835	69	227
Acquisition costs	-	205	-	76
Directors' fees and expenses	240	235	74	70
Total Operating Expenses	56,113	52,727	17,927	16,837

Operating Income	34,718	32,166	13,947	11,439

Non-Operating Income (Expense):
Interest expense	(9,800)	(9,751)	(3,284)	(3,231)
Equity in net income from unconsolidated joint ventures	1,478	1,484	439	564
Interest, dividends and other investment income	568	156	199	55
Income Before Gain/(Loss) on Sale of Properties	26,964	24,055	11,301	8,827
Gain/(loss) on sale of properties	18,772	-	(688)	-
Net Income	45,736	24,055	10,613	8,827

Noncontrolling interests:
Net income attributable to noncontrolling interests	(1,451)	(659)	(982)	(217)
Net income attributable to Urstadt Biddle Properties Inc.	44,285	23,396	9,631	8,610
Preferred stock dividends	(10,711)	(10,710)	(3,570)	(3,570)

Net Income Applicable to Common and Class A Common Stockholders	$33,574	$12,686	$6,061	$5,040

Diluted Earnings Per Share:
Per Common Share:	$.79	$.33	$.14	$.13
Per Class A Common Share:	$.90	$.37	$.16	$.15

Weighted Average Number of Shares Outstanding (Diluted):
Common and Common Equivalent	8,998	8,881	9,061	9,001
Class A Common and Class A Common Equivalent	29,485	26,315	29,509	26,495

Results of Operations

The following information summarizes the Company's results of operations for the nine month and three month periods ended July 31, 2017 and 2016 (amounts in thousands):

	Nine Months Ended July 31,				Change Attributable to:
Revenues	2017	2016	Increase (decrease)	% Change	Property Acquisitions/Sales	Properties Held In Both Periods (Note 1)
Base rents	$64,863	$63,175	$1,688	2.7%	$2,314	$-626
Recoveries from tenants	20,979	18,743	2,236	11.9%	1,322	914
Other income	2,558	2,595	-37	-1.4%	121	-158

Operating Expenses
Property operating expenses	14,635	13,770	865	6.3%	438	427
Property taxes	14,474	13,740	734	5.3%	423	311
Depreciation and amortization	19,442	16,802	2,640	15.7%	1,451	1,189
General and administrative expenses	6,893	7,140	-247	-3.5%	n/a	n/a

Other Income/Expenses
Interest expense	9,800	9,751	49	0.5%	820	-771
Interest, dividends and other investment income	568	156	412	264.1%	n/a	n/a

Note 1 – Properties held in both periods includes only properties owned for the entire periods of 2017 and 2016.  All other properties are included in the property acquisition/sales column.  There are no properties excluded from the analysis.

	Three Months Ended July 31,				Change Attributable to:
Revenues	2017	2016	Increase (decrease)	% Change	Property Acquisitions/Sales	Properties Held In Both Periods (Note 2)
Base rents	$22,074	$21,605	$469	2.2%	$1,223	$-754
Recoveries from tenants	6,753	5,878	875	14.9%	575	300
Other income	899	745	154	20.7%	29	125

Operating Expenses
Property operating expenses	3,989	4,030	-41	-1.0%	161	-202
Property taxes	4,891	4,592	299	6.5%	200	99
Depreciation and amortization	6,678	5,455	1,223	22.4%	1,038	185
General and administrative expenses	2,226	2,387	-161	-6.7%	n/a	n/a

Other Income/Expenses
Interest expense	3,284	3,231	53	1.6%	338	-285
Interest, dividends and other investment income	199	55	144	261.8%	n/a	n/a

Note 2 – Properties held in both periods include only properties owned for the entire periods of 2016 and 2017.  All other properties are included in the property acquisition/sales column.  There are no properties excluded from the analysis.

Revenues:
Base rents increased by 2.7% to $64.9 million for the nine month period ended July 31, 2017 as compared with $63.2 million in the comparable period of 2016. Base rents increased by 2.2% to $22.1 million for the three month period ended July 31, 2017 as compared with $21.6 million in the comparable period of 2016. The change in base rent and the changes in other income statement line items analyzed in the chart above were attributable to:

Property Acquisitions/Sales:

In the first nine months of fiscal 2017, the Company purchased four properties totaling 114,700 square feet of GLA, invested in a joint venture that owns three properties totaling 99,400 square feet, whose operations we consolidate, and sold two properties totaling 203,800 square feet.  In fiscal 2016, the Company purchased two properties totaling 99,000 square feet.  These properties accounted for all of the revenue and expense changes attributable to property acquisitions and sales in the three and nine month periods ended July 31, 2017 when compared with the corresponding periods in fiscal 2016.

Properties Held in Both Periods:

Revenues
The decrease in base rents was caused predominantly by tenant vacancies at 11 properties which caused a negative base rent variance of $2.1 million offset by an increase in base rents for new tenant leasing at 10 properties which created a positive base rent variance of $1.5 million.

At July 31, 2017, the Company's consolidated properties were approximately 93.4% leased, an increase of 0.1% from the end of fiscal 2016. Overall property occupancy decreased to 91.6% at July 31, 2017 from 92.8% at the end of fiscal 2016.

In the nine month and three month periods ended July 31, 2017, recoveries from tenants for properties owned in both periods (which represent reimbursements from tenants for operating expenses and property taxes) increased by $914,000 and $300,000, respectively. This increase was a result of an increase in both property operating expenses and property tax expense in the consolidated portfolio for properties owned the nine months of fiscal 2017 along with an increase in leased rate at some properties which increased the rate at which the Company could bill operating expenses to tenants.  The increase for the three month period ended July 31, 2017 when compared to the corresponding prior period was a result of the rate at which we can bill and collect common area maintenance and real estate taxes increasing at some properties.

Expenses
In the nine month period ended July 31, 2017, property operating expenses increased by $427,000 when compared with the corresponding prior period, predominantly as a result of an increase in snow removal costs at our properties.  In the three month period ended July 31, 2017, property operating expenses decreased by $202,000 when compared with the corresponding prior period, predominantly as a result of a decrease in common area expenses at our properties.

In the nine month and three month periods ended July 31, 2017, property taxes increased by $311,000 and $99,000, respectively, when compared with the corresponding prior periods, as a result of an increase in property tax assessments for properties owned in both periods.

In the nine month and three month periods ended July 31, 2017, interest expense decreased by $771,000 and $285,000, respectively, when compared with the corresponding prior periods as a result of the repayment of the mortgage at our Bloomfield, NJ property after the second quarter of fiscal 2016 and the reduction of mortgage principal from normal amortization.

In the nine month and three month periods ended July 31, 2017, depreciation and amortization expense increased by $1.2 million and $185,000, respectively, when compared with the corresponding prior period, as a result of increased depreciation for tenant improvements for new tenants occupying space and additional capital improvements at several properties held in both periods in the latter part of fiscal 2016 and first half of fiscal 2017.

Other Income and Expenses:

General and administrative expense was relatively unchanged in the nine month and three month periods ended July 31, 2017 when compared to the corresponding prior periods, predominantly as a result of a small reduction in restricted stock amortization expense and professional fees offset by normal salary increases for employees of the Company.

Non-GAAP Financial Measure
Funds from Operations ("FFO")
The company considers FFO to be an additional measure of our operating performance.  We report FFO in addition to net income applicable to common stockholders and net cash provided by operating activities.  Management has adopted the definition suggested by The National Association of Real Estate Investment Trusts ("NAREIT") and defines FFO to mean net income (computed in accordance with GAAP) excluding gains or losses from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated joint ventures.

Management considers FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of the Company's real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  It is helpful as it excludes various items included in net income that are not indicative of our operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  However, FFO:

•
does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); and

•	should not be considered an alternative to net income as an indication of our performance.

FFO as defined by us may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  The table below provides a reconciliation of net income applicable to Common and Class A Common Stockholders in accordance with GAAP to FFO for the nine and three month periods ended July 31, 2017 and 2016:

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Nine Months and Three Months Ended July 31, 2017 and 2016
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations:	Nine Months Ended July 31,		Three Months Ended July 31,
	2017	2016	2017	2016
Net Income Applicable to Common and Class A Common Stockholders	$33,574	$12,686	$6,061	$5,040

Real property depreciation	15,105	14,116	5,238	4,512
Amortization of tenant improvements and allowances	3,240	2,241	996	788
Amortization of deferred leasing costs	1,028	384	423	134
Depreciation and amortization on unconsolidated joint ventures	1,209	1,204	409	370
(Gain)/Loss on sale of asset	(18,772)	(359)	688	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$35,384	$30,272	$13,815	$10,844

Funds from Operations (Diluted) Per Share:
Common	$.84	$.78	$.33	$.28
Class A Common	$.94	$.89	$.37	$.31

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Balance Sheet Highlights
(in thousands)

	July 31, 2017 (Unaudited)	October 31, 2016

Assets
Cash and Cash Equivalents	$18,540	$7,271

Real Estate investments before accumulated depreciation	$1,066,319	$1,016,838

Investments in and advances to unconsolidated joint ventures	$38,218	$38,469

Mortgage note receivable	$13,500	$13,500

Total Assets	$1,000,176	$931,324

Liabilities
Revolving credit line	$-	$8,000

Mortgage notes payable and other loans	$288,791	$273,016

Total Liabilities	$317,979	$314,038

Redeemable Noncontrolling Interests	$71,238	$18,253

Preferred Stock	$204,375	$204,375

Total Stockholders' Equity	$610,959	$599,033